UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
385 EAST COLORADO BOULEVARD
PASADENA, CALIFORNIA 91101
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 6, 2019
TO THE STOCKHOLDERS OF WESTERN ASSET MORTGAGE CAPITAL CORPORATION:
Notice is hereby given that the Annual Meeting of Stockholders of Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Company”), will be held at the Company’s corporate offices, 385 East Colorado Boulevard, Pasadena, California 91101, on June 6, 2019 at 9:00 A.M., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect the Board of Directors, with each director serving a one‑year term and until his or her successor is elected and qualified;

2.	To ratify the selection of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors for the Company for the year ending December 31, 2019; and

3.	To transact such other business as may properly come before the meeting.
Only stockholders of record at the close of business on April 15, 2019 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Stockholders should review the information provided herein in conjunction with the Company’s 2018 Annual Report to Stockholders, which accompanies this Proxy Statement.
An additional copy of our Annual Report on Form 10‑K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to:
WESTERN ASSET MORTGAGE CAPITAL CORPORATION
Attn: Secretary
385 East Colorado Boulevard
Pasadena, California 91101
Phone: (626) 844‑9400
The Company’s Proxy Statement and Proxy accompany this notice.

By order of the Board of Directors,

Charles A. Ruys de Perez, Secretary
Pasadena, California
Date: April 24, 2019
Enclosures
****YOUR VOTE IS IMPORTANT****
YOU ARE URGED TO DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to be Held on June 6, 2019
Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to these proxy statement materials (which includes this proxy statement, a proxy card and our 2018 Annual Report to Stockholders) both by sending you this full set of proxy statement materials, including a proxy card, and by notifying you of the availability of such materials on the Internet.
This proxy statement, the Company’s 2018 Annual Report and a proxy card are available at http://proxy.westernassetmcc.com.
The Annual Meeting of Stockholders will be held June 6, 2019 at 9:00 A.M. local time at our corporate offices located at 385 East Colorado Boulevard, Pasadena, California 91101. In order to obtain directions to attend the Annual Meeting of Stockholders, please call Charles A. Ruys de Perez, Secretary, at (626) 844‑9400. The Proposals to be voted upon at the Annual Meeting of Stockholders, all of which are more completely set forth in this proxy statement, are as follows:

1.	To elect the Board of Directors, with each director serving a one‑year term and until his or her successor is elected and qualified; and

2.	To ratify the selection of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors for the Company for the year ending December 31, 2019.
Our Board of Directors recommends that you vote “FOR” the approval of both Proposals.
For information on how to vote in person at the Annual Meeting of Stockholders, please see the sections entitled “Solicitation and Revocation of Proxy” and “Voting Securities” below.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 6, 2019
This Proxy Statement is furnished in connection with the Annual Meeting of Stockholders of Western Asset Mortgage Capital Corporation (the “Company”) to be held June 6, 2019 at 9:00 A.M. local time, or any adjournments or postponements thereof, at the Company’s corporate offices, 385 East Colorado Boulevard, Pasadena, California 91101. This Proxy Statement and accompanying proxy are first being mailed to stockholders on or about April 24, 2019. A copy of the Company’s 2018 Annual Report to Stockholders is being mailed with this Proxy Statement but is not to be regarded as proxy solicitation material.
SOLICITATION AND REVOCATION OF PROXY
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) to be used at the Annual Meeting of the holders of the Company’s common stock, par value $0.01 per share, to be held June 6, 2019. The enclosed proxy may be revoked at any time before it is exercised by attending and voting in person at the meeting, by giving written notice of revocation to the Secretary of the Company prior to the taking of the vote for which such proxy has been given, or by delivery to the Secretary of the Company of a duly executed proxy bearing a later date. Notice and delivery shall occur upon actual receipt by the Secretary of the Company at its principal place of business. The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telephone, by the directors, officers, and employees of the Company, or by the Company’s transfer agent. Directors, officers and other employees of the Company will receive no additional compensation for any such further solicitations. Also, the Company will make arrangements with banks, brokerage houses, and other nominees, fiduciaries, and custodians holding shares in their names or in those of their nominees to forward proxy materials to the beneficial owners of shares, and the Company will, upon request, reimburse such entities for their reasonable expenses in sending the proxy materials. In addition, we have engaged Morrow Sodali LLC to assist in soliciting proxies from brokers, banks and other nominee holders of our common stock at an estimated cost of approximately $6,500, plus reasonable out-of-pocket expenses.
All properly executed unrevoked proxies received in time for the meeting will be voted as specified. If no other indication is made, the proxies will be voted for the election of directors shown as nominees and as recommended by the Board with regard to all other matters.
VOTING SECURITIES
At the close of business on April 15, 2019, there were 48,224,379 shares of common stock outstanding and entitled to vote at the Annual Meeting. The holders of such shares are entitled to one vote for each share of common stock held by them on any matter to be presented at the Annual Meeting, including the election of directors. Only stockholders of record at the close of business on April 15, 2019 are entitled to vote at the Annual Meeting and any adjournment or postponement thereof.
The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of the common stock will constitute a quorum.
ABOUT THIS PROXY STATEMENT
In this proxy statement, the terms “we,” “our,” “us,” and “the Company” refer to Western Asset Mortgage Capital Corporation. The Company is externally managed and advised by Western Asset Management Company, which is referred to herein as “our Manager” or “the Manager.”

HOUSEHOLDING
In order to reduce printing and postage costs, we have undertaken an initiative to deliver only one copy of the Company’s 2018 Annual Report to Stockholders, one copy of the Proxy Statement and one copy of the Notice of Internet Availability of Proxy Materials to multiple stockholders sharing an address. This delivery method, called “householding,” will not be used, however, if we receive contrary instructions from one or more of the stockholders sharing an address. If your household has received only one copy of these materials, we will deliver promptly a separate copy of each of the Company’s 2018 Annual Report to Stockholders, the Proxy Statement and Notice of Internet Availability of Proxy Materials to any stockholder who sends a written request to the Secretary, Western Asset Mortgage Capital Corporation, 385 East Colorado Boulevard, Pasadena, California 91101. You may also contact our Secretary at (626) 844‑9400. You may also notify us that you would like to receive separate copies of the Company’s annual report, proxy statement and Notice of Internet Availability of Proxy Materials in the future by writing to our Secretary. Even if your household has received only one copy of the Company’s 2018 Annual Report to Stockholders, one copy of the Proxy Statement and one copy of the Notice of Internet Availability of Proxy Materials, a separate proxy card has been provided for each stockholder account. If you are submitting a proxy by mail, each proxy card should be marked, signed, dated and returned in the enclosed self‑addressed envelope.
If your household has received multiple copies of the Company’s 2018 Annual Report to Stockholders, Proxy Statement and Notice of Internet Availability of Proxy Materials, you can request the delivery of single copies in the future by marking the designated box on the enclosed proxy card.
SPECIAL NOTE TO
STOCKHOLDERS HOLDING SHARES
WITH THEIR BROKER
THE NEW YORK STOCK EXCHANGE AND NASDAQ NOW PROHIBIT YOUR BROKER FROM VOTING YOUR SHARES IN ROUTINE ELECTIONS FOR DIRECTORS, FOR MATTERS RELATED TO EXECUTIVE COMPENSATION OR ANY OTHER SIGNIFICANT MATTER, AS DETERMINED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), UNLESS YOU GIVE YOUR BROKER WRITTEN INSTRUCTIONS IN EACH ELECTION ON HOW YOU WANT YOUR SHARES VOTED. YOUR VOTING DESIRES WILL NOT BE COUNTED UNLESS YOU DO THIS.

PROPOSAL 1
ELECTION OF DIRECTORS
Pursuant to the Company’s Bylaws, the Board has fixed the number of the Company’s directors at six (6). Each director elected at the Annual Meeting shall hold office until his or her respective successor has been elected and qualified, or until such individual’s earlier resignation or removal. Vacancies may be filled by a majority vote of the remaining directors then in office.
The Board has selected each of the following persons as a nominee for election by the holders of the Company’s common stock as a director at the 2019 Annual Meeting of Stockholders:
Edward D. Fox
James W. Hirschmann III
Ranjit M. Kripalani
M. Christian Mitchell
Jennifer W. Murphy
Richard W. Roll
Experience, Qualifications, Attributes, and Skills
Edward D. Fox has been a member of our Board since May 2012 and is the chairman of our Nominating and Corporate Governance Committee. Mr. Fox has served as chairman and chief executive officer of Vantage Property Investors, LLC, a private real estate investment and development company, since January 2003. Mr. Fox was chairman and chief executive officer of Center Trust, a real estate investment trust, from 1998 to January 2003, when Center Trust was acquired by Pan Pacific Retail Properties. Mr. Fox co‑founded and served as the chairman of CommonWealth Partners, a fully integrated real estate operating company, from 1995 through October 2003. Prior to forming CommonWealth Partners, Mr. Fox was a senior partner with Maguire Thomas Partners, a national full‑service real estate operating company. A certified public accountant, Mr. Fox started his career in public accounting specializing in real estate transactions. Mr. Fox serves on the Dean’s advisory council for the USC School of Architecture, is a director of the Orthopaedic Institute for Children and serves on the board of trustees of its foundation. He received a bachelor’s degree in accounting and a master’s degree in business, both with honors, from the University of Southern California.
The Board believes Mr. Fox is qualified to serve as a director due to the depth of his experience in the real estate industry, his previous management experience in both real estate operating companies and real estate investment trusts and his experience on public and private boards.
James W. Hirschmann III has been the Chairman of the Board since July 2009 (the Company commenced operations in May 2012). He has also served as the chief executive officer of our Manager since 1999. Mr. Hirschmann serves on our Manager’s board of directors and chairs our Manager’s Executive Committee. Mr. Hirschmann has worked at our Manager since 1989. Mr. Hirschmann also served as the president of our Manager’s parent company, Legg Mason, Inc., from May 2006 to April 2007. Mr. Hirschmann received a bachelor of science degree from Widener University.
The Board believes Mr. Hirschmann is qualified to serve as a director because of his experience as chief executive officer and member of the board of directors of our Manager and his depth of experience in the financial and investment management industry.
Ranjit M. Kripalani has been a member of our Board since November 2014 and serves as the Chairman of our Risk Committee. From 2009 to 2013, Mr. Kripalani served as the chief executive officer of CRT, LLC, an institutionally focused broker‑dealer. Prior to joining CRT, Mr. Kripalani worked at Countrywide Capital Markets, Inc. and Countrywide Financial Corporation from 1998 to 2008, where he served in a number of roles, including as president of capital markets and executive managing director of Countrywide Financial Corp. and chief executive officer and president of Countrywide Capital Markets from 2000 to 2008. Mr. Kripalani also served as president and chief executive officer of Countrywide Securities Corporation from 2001 to 2008 and was the executive vice president and national sales manager for Countrywide Securities Corporation from 1998 to 2001. Prior to joining Countrywide, Mr. Kripalani served as managing director and head of mortgage trading for Chase Securities, Inc. from 1995 to 1998, and as managing director and head of mortgage trading for PaineWebber, Inc. from 1985 to 1995. He is also a director for Griffin Capital Essential Asset REIT, an SEC registered non-traded real estate investment trust (real estate investment trusts are hereinafter referred to as "REITs"). Mr. Kripalani has a bachelor of arts degree in

International Relations from Tufts University and a Graduate Diploma in Business Studies from the London School of Economics.
The Board believes Mr. Kripalani is qualified to serve as a director because he is a longtime executive in the financial industry with significant experience in the investment in and trading of mortgages and mortgage backed securities.
M. Christian Mitchell has been a member of our Board since May 2012 and is the Lead Independent Director of the Board and the chairman of our Audit Committee. Mr. Mitchell retired from Deloitte & Touche LLP in 2003, where he was the national managing partner of the mortgage banking and finance companies practice. During his 26‑year career at Deloitte, he also served as regional managing partner for various practices including audit, enterprise risk services and financial services. He is a director of Marshall & Stevens, a Los Angeles-based national valuation consulting firm, Pacific Premier Bancorp Inc., an Irvine, California-based bank holding company, Parsons Corporation, a Centreville, Virginia-based engineering, construction, technical and professional services firm and Stearns Holdings, LLC, a national independent mortgage company headquartered in Dallas, Texas. Mr. Mitchell previously served as an adjunct professor of accounting at the University of Redlands and is the chairman emeritus of the National Association of Corporate Directors (NACD), Pacific Southwest, a member of the national board of NACD, and is designated a NACD Board Leadership Fellow. Mr. Mitchell received a bachelor of science degree from the University of Alabama. In 2011 and 2012, Mr. Mitchell was named “one of the 100 most influential people in corporate governance” by Directorship magazine.
The Board believes Mr. Mitchell is qualified to serve as a director because of his extensive experience in the real estate and mortgage industry, his professional and educational background in accounting and finance and his previous experience serving on corporate boards.
Jennifer W. Murphy, CFA, has been a member of our Board and our President and Chief Executive Officer since June 2016. Ms. Murphy joined our Manager in May 2015 as chief operating officer, responsible for the oversight of the firm’s finance, legal and compliance, technology, operations, risk, human resources and corporate communications functions. Ms. Murphy has 30 years of experience in the investment management industry. Prior to joining our Manager, she served as chief administrative officer at Legg Mason, Inc. and between 1986 and 2013, she held a number of senior positions at Legg Mason, Inc. and its equity investment affiliate, Legg Mason Capital Management (LMCM), including her most recent role as LMCM’s chief executive officer and president.  Ms. Murphy has an MBA in Finance from the Wharton School, University of Pennsylvania and a bachelor of arts degree in economics from Brown University. She is a Chartered Financial Analyst.
The Board believes Ms. Murphy is qualified to serve as a director because of her role as chief operating officer of our Manager and her depth of experience in the investment management industry.
Richard W. Roll has been a member of our Board since May 2012 and is the chairman of our Compensation Committee. Mr. Roll has been serving as the Linde Institute Professor of Finance at the California Institute of Technology since March 1, 2014 and is also a professor emeritus at the University of California, Los Angeles. Mr. Roll held the Joel Freid Chair in Applied Finance at UCLA where he began teaching in 1976. Mr. Roll is also the principal of the consulting firm Compensation Valuation, Inc., which he founded in 2003. He was the managing director of WP Capital Management, a fixed‑income investment management firm from 1992 to 1995, and he was co‑chairman of the board of directors for Roll and Ross Asset Management Corporation, a quantitative investment management firm, from 1985 through 2003. Mr. Roll also served as a vice‑president at Goldman, Sachs & Co. from 1985 to 1987. Mr. Roll has a bachelor of arts degree in engineering from Auburn University, an MBA from the University of Washington and a PhD from the University of Chicago.
The Board believes Mr. Roll is qualified to serve as a director based on his academic and professional career focusing on investment management and finance and his experience serving on corporate boards.
Vote Required
The affirmative vote of stockholders holding a plurality of the Company’s issued and outstanding common stock in attendance at the meeting, either in person or by proxy, is required to approve this proposal. Abstentions and broker non‑votes will have no effect.
The Board recommends an affirmative vote FOR the above director nominees.
It is the intention of the persons named in the accompanying form of proxy to nominate and, unless otherwise directed, vote such proxies for the election of the nominees named above as directors. The Board knows of no reason why any nominee for director would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may designate, or the Board may reduce the number of directors to eliminate the vacancy.
DIRECTORS AND EXECUTIVE OFFICERS
The names, principal occupation or employment, and ages of each of our directors and executive officers as of April 24, 2019 are listed in the following table:

Name and Principal Occupation or Employment	Age
Directors
Edward D. Fox, Chairman and Chief Executive Officer of Vantage Property Investors, LLC	71
James W. Hirschmann III, Chief Executive Officer of our Manager	58
Ranjit M. Kripalani, Consultant	59
M. Christian Mitchell, Vice Chairman of Marshall & Stevens Incorporated	64
Jennifer W. Murphy, President and Chief Executive Officer of the Company and Chief Operating Officer of our Manager	54
Richard W. Roll, Professor, California Institute of Technology	79
Executive Officers
Sean O. Johnson, Interim Co-Chief Investment Officer of the Company and portfolio manager in our Manager's structured products group	52
Dennis J. McNamara, Interim Co-Chief Investment Officer of the Company and director of global portfolio operations at our Manager	65
Lisa Meyer, Chief Financial Officer and Treasurer of the Company	54
Elliott Neumayer, Chief Operating Officer of the Company and product specialist and head of mortgage-related business at our Manager	38

Biographies of Directors and Executive Officers
Biographical information for each of our nominees for director is provided under “Proposal No. 1, Election of Directors—Experience, Qualifications, Attributes, and Skills.”
The following individuals serve as our executive officers.
Sean O. Johnson was appointed interim Co-Chief Investment Officer of the Company in January 2019. Mr. Johnson is a portfolio manager in the Manager’s structured products group, focusing on both Agency and Non-Agency mortgage-backed securities (“MBS”) and residential and commercial whole loans. Mr. Johnson joined the Manager in 1995 and prior to that was a portfolio analyst at Pacific Investment Management Company and a Supervisor of Investment Performance at Wilshire Associates, Inc. Mr. Johnson holds a bachelor of science degree from the University of Southern California. He is a Chartered Financial Analyst.
Dennis J. McNamara was appointed interim Co-Chief Investment Officer of the Company in January 2019. Mr. McNamara is the director of global portfolio operations at our Manager and has nearly 40 years of experience in the industry. Prior to joining our Manager in 2001, Mr. McNamara was a Portfolio Manager at Transamerica Investment Services, Senior Vice President and Chief Investment Officer at Fidelity Federal Bank and President and Chief Investment Officer at Kleinwort Benson Capital Management, Inc. Mr. McNamara began his career in 1980 as Manager of Money Markets and Foreign

Exchange Trading at Atlantic Richfield Company. Mr. McNamara holds a bachelor of arts degree as well as an MBA from the University of Chicago. He is a Chartered Financial Analyst.
Lisa Meyer has been our Chief Financial Officer and Treasurer since June 2016 and before that was our Interim Chief Financial Officer beginning in November 2015. From 2011 to November 2015, Ms. Meyer was a Managing Director of FTI, Consulting Inc. (“FTI”) (NYSE: FCN), in the Real Estate Solutions practice where she focused on providing services related to financial reporting, research and interpretation of generally accepted accounting principles and assistance with SEC regulatory matters, primarily to REITs, financial services companies, as well as real estate private equity funds and other real estate operating companies. Ms. Meyer has over 20 years of experience in the real estate and real estate finance industries working with publicly traded mortgage and equity REITs, non-traded REITs, private real estate companies, real estate operators and private equity funds.  Prior to joining FTI, from 2005 to 2011 Ms. Meyer served as the chief accounting officer for NorthStar Realty Finance Corp. (NYSE: NRF). During 2011, Ms. Meyer also served as NorthStar’s interim chief financial officer and served as the chief financial officer/chief accounting officer of two, public non-traded REITs, NorthStar Real Estate Income Trust and NorthStar Senior Care Trust. From 1994 to 2005, Ms. Meyer worked for Ernst & Young LLP in the Global Real Estate Group, most recently serving as an Assurance Senior Manager, focusing on complex and specialized accounting and audit issues for a diverse group of publicly traded and privately held real estate and real estate finance clients. Ms. Meyer received a bachelor of arts degree in accounting and economics from the City University of New York - Queens College and she is a Certified Public Accountant in the State of New York.
Elliott Neumayer has been our Chief Operating Officer since October 2015. Mr. Neumayer has also served as a product specialist and head of mortgage-related business efforts at our Manager since October 2015. From May 2014 through October 2015, Mr. Neumayer supported our Manager’s mutual fund business. From July 2007 through May 2014, Mr. Neumayer was a member of our Manager’s product group, where he worked on our Manager’s mortgage-related and mutual fund products. From 2004 through July 2007, Mr. Neumayer was a member of our Manager’s client service department. Mr. Neumayer joined our Manager in 2004 from Marshall & Stevens, where he served as a senior associate. Mr. Neumayer received an MBA and bachelor of arts degree from Loyola Marymount University.
Board Leadership Structure
Our Board leadership structure is currently comprised of: (i) the Chairman of the Board, (ii) the Chief Executive Officer and President of the Company, and (iii) the Lead Independent Director who is “independent” under the rules of the New York Stock Exchange (the “NYSE”).
Four of the six nominees for election to our Board are independent under the rules of the NYSE. Our four independent directors serve as the sole members of our Audit, Compensation and Nominating and Corporate Governance Committees. We have retained our Manager to manage the day-to-day affairs of our business, subject to the supervision and oversight of our Board. Ms. Murphy, our President and Chief Executive Officer, and Mr. Hirschmann, our Chairman of the Board, are executive officers of our Manager. The Board has determined that this combination of experienced senior executives at our Manager, a two‑thirds majority of independent directors, the designation of a lead independent director and governing committees composed solely of independent directors is the most appropriate governance structure for the Company.
Mr. Hirschmann has served as the Chairman of the Board since 2009. Having been employed by our Manager for over 25 years, Mr. Hirschmann has a breadth of unique and specialized knowledge about our business operations and those of our Manager. In 2014, in light of the Company’s growth and to further enhance the Company’s governance structure, the Board, to complement Mr. Hirschmann's Chairman position, created the position of Lead Independent Director and appointed M. Christian Mitchell to the position. The Lead Independent Director is responsible for (i) serving as a liaison between the Chairman of the Board and our other directors, (ii) presiding at, and preparing the agenda for, all executive sessions of the independent directors, (iii) working with the Chairman of the Board and members of management to schedule Board meetings, prepare agendas and review with management the adequacy and timing of information provided to the Board, (iv) retaining outside advisors to the Board, if necessary or desirable, and (v) performing such other duties as may be requested by the Chairman or the Board.
In addition, each of the Board's four standing Committees, Audit, Compensation, Nominating and Corporate Governance and Risk, is composed exclusively of independent directors under the NYSE rules. To further facilitate the exercise of independent judgment by the Board, these independent directors meet regularly in executive session without any members of management present.
Board Oversight of Risk

While our Manager and our executive officers, all of whom are employees of our Manager, are responsible for the day‑to‑day management of risk, our Board is responsible for appropriate risk oversight and assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, legal risks, and operational risks. In particular, our Board has established investment guidelines, which have been made a part of the Management Agreement, for our Manager to follow in its day‑to‑day management of our business.
The Board has been structured to facilitate oversight of risk by combining Board committees composed entirely of independent directors, a two‑thirds majority independent Board composition and a Lead Independent Director, with an experienced Chairman of the Board and Chief Executive Officer, each of whom has detailed knowledge of our business, our Manager, and the complex challenges we face. The Chairman of the Board and the Chief Executive Officer’s respective in‑depth understanding of these matters and involvement in the day‑to‑day management of the Company positions them to promptly identify and raise key risks to the Board and focus the Board’s attention on areas of concern. The Lead Independent Director and the other independent committee chairmen also are experienced professionals or executives who can and do raise issues for Board consideration and review, and are not hesitant to question the Company’s management. The Board believes there has been a well‑functioning and effective balance between the non‑management directors and the Chairman of the Board and the Chief Executive Officer, which enhances risk oversight. As discussed below in more detail, in 2018 the Board decided to enhance its risk oversight process by creating a Risk Committee of the Board to provide a more focused risk review process
The Board exercises its oversight responsibility for risk both directly and through its four standing committees. The Board and each appropriate committee may spend a portion of their time reviewing and discussing specific risk topics. The full Board is kept informed of each committee’s risk oversight and related activities through reports from the committees at full Board meetings and committee meeting minutes available to all directors. Strategic, operational and competitive risks are presented and discussed at the Board’s regular quarterly meetings. Periodically, the Board may conduct reviews of our long‑term strategic plans, which may include reports from members of our or the Manager’s senior management on our chief risks and the steps management has taken or will take to mitigate these risks. As needed between Board meetings, our Chairman of the Board and Chief Executive Officer may provide reports to the Board on the critical issues we face and the recent developments in our business, including identified risks. In addition, our interim Co-Chief Investment Officers provide the Board with a formal investment report at each quarterly meeting of the Board along with supplemental telephonic reports on our investment portfolio once a quarter. Since 2016, these reports have been supplemented by presentations by the Manager's Risk Management Department focused primarily on portfolio risk. These discussions provide the Board with an opportunity to ask questions regarding our investment strategy and related portfolio risks.
The Audit Committee is responsible for reviewing our financial accounting risks. The Audit Committee meets regularly with our Chief Financial Officer, other members of senior management, external accounting service providers and our independent auditors to discuss our major financial risk exposures, financial reporting, internal controls, and credit and liquidity risk. The Audit Committee meets regularly in executive session with our independent auditors to facilitate a full and candid discussion of risks and other issues.

The Compensation Committee is responsible for overseeing compensation risk, including evaluating and assessing risks arising from the terms of the Management Agreement, our compensation policies and practices for our employees and ensuring executive compensation is aligned with performance and engaging in an annual overall review of the Manager’s services to us. The Compensation Committee is charged with monitoring our equity‑based compensation plans, including employee benefit plans.
The Nominating and Corporate Governance Committee oversees risk related to our overall governance, including Board and committee composition, Board size and structure, director independence, ethical and business conduct and our corporate governance profile and ratings. The Nominating and Corporate Governance Committee also is engaged in overseeing risks associated with succession planning for the Board and management and conducts an annual assessment of the Board’s overall performance and effectiveness.
The Risk Committee is responsible for overseeing the Company’s risk governance structure, risk management and risk assessment guidelines and policies and risk tolerance and capital, liquidity and funding. The Risk Committee meets regularly with members of the Manager’s Risk Department.

Director Independence

Our common stock is listed on the NYSE. The NYSE requires that a majority of our directors be “independent,” as defined by rules of the NYSE. In determining director independence, the Board reviewed, among other things, whether any transactions or relationships currently exist, or have existed in the past, between each director and the Company and its subsidiaries, affiliates and equity investors (including, but not limited to, the Manager) or the Company’s independent auditors. In particular, the Board reviewed any current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director’s immediate family and companies owned or controlled by the director or with which the director was affiliated. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests promulgated by the NYSE for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent. The Board also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates.
The Board has affirmatively determined that a majority of its directors are independent directors under NYSE rules. Based on these standards, the Board determined that our independent directors include the following current directors and nominees for director:
Edward D. Fox
Ranjit M. Kripalani
M. Christian Mitchell
Richard W. Roll
Director Attendance at Meetings
The Board met on twelve occasions during 2018. No incumbent director attended fewer than 75 percent of all meetings of our Board and the committees on which such director served during 2018.
Independent Director Meetings in Executive Sessions
Our independent directors meet separately from the other directors in regularly scheduled executive sessions. Any independent director may call an executive session of independent directors at any time. The Lead Independent Director chairs these executive sessions. The independent directors met in executive session on five occasions during 2018.
Board Committees
Our Board has established four standing committees, the Audit, Compensation, Nominating and Corporate Governance and Risk Committees, the principal functions of which are briefly described below. Matters put to a vote at any one of these four committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee. Our Board may from time to time establish certain other committees to facilitate the management of the Company.
Audit Committee
Our Board established an Audit Committee upon the pricing of our initial public offering in May 2012. Messrs. Fox, Kripalani, Mitchell and Roll, each of whom is an independent director of the Company and is “financially literate” under the rules of the NYSE, currently serve on the Audit Committee with Messrs. Fox, Mitchell and Roll serving since May 2012 and Mr. Kripalani serving since November 2014. Mr. Mitchell chairs our Audit Committee and the Board has determined that Mr. Mitchell is a financial expert, as that term is defined by the SEC. During 2018, the Audit Committee met on five occasions.
The Audit Committee assists our Board in overseeing:

•	our financial reporting, auditing and internal control activities, including the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	our independent auditors’ qualifications and independence; and

•	the performance of our independent auditors.
The Audit Committee is also responsible for engaging our independent auditors, reviewing with our independent auditors the plans and results of the audit engagement, approving professional services provided by our independent auditors, reviewing the independence of our independent auditors, considering the range of audit and non‑audit fees and reviewing the adequacy of our internal accounting controls.
Compensation Committee
Our Board established a Compensation Committee upon the pricing of our initial public offering in May 2012. Messrs. Fox, Kripalani, Mitchell and Roll, each of whom is an independent director of the Company, currently serve on the

Compensation Committee with Messrs. Fox, Mitchell and Roll serving since May 2012 and Mr. Kripalani serving since November 2014. Mr. Roll chairs our Compensation Committee. During 2018, the Compensation Committee met on three occasions.
The Compensation Committee is responsible for:

•
annually reviewing and approving the corporate goals and objectives relevant to the compensation we pay to our Manager, evaluating the performance of our Manager in light of such goals and objectives and determining and approving the compensation, if any, we pay to our Manager based on such evaluation;

•	providing oversight with regard to our Chief Financial Officer’s compensation as ultimately determined by our Manager;

•	overseeing our equity incentive plans, including whether to grant a share award to the Manager; and

•	determining from time to time the remuneration for our non‑management directors.
In carrying out these responsibilities, the Compensation Committee may form subcommittees (with a minimum of two members) for any purpose that the Compensation Committee deems appropriate and may delegate to its subcommittees such power and authority as the Compensation Committee deems appropriate, to the extent permitted by applicable laws, regulations and listing standards. As of the date hereof, the Compensation Committee does not have any subcommittees.

In addition, the Compensation Committee’s charter provides the committee with sole authority to retain or terminate any compensation consultant to assist it in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms. For 2018, the Compensation Committee did not engage a compensation consultant to determine the compensation of its executive officers.

Nominating and Corporate Governance Committee
Our Board established a Nominating and Corporate Governance Committee upon the pricing of our initial public offering in May 2012. Messrs. Fox, Kripalani, Mitchell and Roll, each of whom is an independent director of the Company, currently serve on the Nominating and Corporate Governance Committee with Messrs. Fox, Mitchell and Roll serving since May 2012 and Mr. Kripalani serving since November 2014. Mr. Fox chairs our Nominating and Corporate Governance Committee. During 2018, the Nominating and Corporate Governance Committee met on four occasions.
The Nominating and Corporate Governance Committee is responsible for:

•	providing counsel to our Board with respect to the organization, function and composition of our Board and its committees;

•	overseeing the self‑evaluation of our Board and our Board’s evaluation of management;

•	periodically reviewing and, if appropriate, recommending to our Board changes to our corporate governance policies and procedures; and

•	identifying and recommending to the Board potential director candidates for nomination.
Risk Committee
Our Board established a Risk Committee in March 2018. Messrs. Fox, Kripalani, Mitchell and Roll, each of whom is an independent director of the Company, currently serve on the Risk Committee with all serving since the Risk Committee’s formation in March 2018. Mr. Kripalani chairs our Risk Committee. During 2018, the Risk Committee met on three occasions.
The Risk Committee is responsible for providing oversight of the following areas:

•	the Company’s risk governance structure and its risk management and risk assessment guidelines and policies;

•	the Company’s investment policies with respect to the risk exposures associated with the types of assets that the Company invests in; and

•	significant risk exposures and the actions management has taken to limit, monitor or control such exposures, including guidelines and policies with respect to assessment of risk and risk management.

In addition, the Risk Committee also assists the Board in its oversight of the Company’s risk tolerance and capital, liquidity and funding.

Committee Charters
A copy of the charters of each of the Audit, Compensation, Nominating and Corporate Governance and Risk Committees is available on the Company’s corporate website at http://www.westernassetmcc.com and may also be obtained upon request without charge by writing to the Company’s Secretary, 385 East Colorado Boulevard, Pasadena, California 91101.
Corporate Governance Principles
We are committed to good corporate governance practices and, as such, we have adopted formal corporate governance principles to enhance our effectiveness. The principles address, among other things, board member qualifications, responsibilities, education and management succession. A copy of our corporate governance principles may be found at the Company’s corporate website at http://www.westernassetmcc.com under the heading “Investor Relations—Governance Documents.”
Code of Conduct
Our Board has established a code of conduct that applies to our directors, officers and employees. Our Manager also maintains a code of ethics to which its officers and directors are subject. Any such director, officer or employee who is also subject to our Manager’s code of ethics will, in the event of a conflict in policy, be held to the more restrictive provision. Among other matters, our code of conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code of conduct to appropriate persons identified in the code of conduct; and

•	accountability for adherence to the code of conduct.
Waivers of any provisions of the code of conduct may be granted in writing by our Chief Executive Officer, except that any waiver sought by one of our directors or executive officers may be granted only by the Nominating and Corporate Governance Committee. In considering any request for a waiver, the Chief Executive Officer will consult with appropriate senior management, the Manager's legal and compliance department and/or external legal advisors, as appropriate under the circumstances. Any changes to or waivers of the code of conduct will, to the extent required, be disclosed as required by applicable rules and regulations of the SEC and the NYSE. A copy of our code of conduct may be found at the Company’s corporate website at http://www.westernassetmcc.com under the heading “Investor Relations—Governance Documents.”
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, officers and certain stockholders to file with the SEC an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of our equity. Based solely on our review of such forms received by us, we are unaware of any instances of noncompliance, or late compliance, with such filings during the fiscal year ended December 31, 2018.
Stockholder Communications with Directors
The Board has established a process to receive communications from stockholders and other interested parties. Interested parties and stockholders may contact any or all members of the Board, including non‑management directors, by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent in care of the Secretary at Western Asset Mortgage Capital Corporation, 385 East Colorado Boulevard, Pasadena, California 91101.
All communications received as set forth in the preceding paragraph will be opened by the office of the Company’s Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the office of the Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the correspondence is addressed.

Director Attendance at Annual Meetings of Stockholders
We encourage all incumbent directors, as well as all director nominees, to attend the Annual Meeting of Stockholders. Of the Company’s incumbent directors in 2018, Mr. Mitchell attended the 2018 Annual Meeting of Stockholders.
Director Nomination Procedures
The Nominating and Corporate Governance Committee recommends director nominees to the Board of Directors based on its evaluation of a candidate’s experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board.

The Nominating and Corporate Governance Committee may identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above, especially business and civic leaders in the communities in which we operate. It may also engage firms, at our expense, that specialize in identifying director candidates. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders.
In addition to any other applicable requirements, if a stockholder desires to nominate a director for election at an annual meeting, such stockholder must (A) be a stockholder of record on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) have given timely notice in proper written form to our Secretary. If a stockholder is entitled to vote only for a specific class or category of directors at the annual meeting, such stockholder’s right to nominate one or more persons for election as a director at the meeting shall be limited to such class or category of directors.
To be timely in connection with the annual meeting, a stockholder’s notice shall be delivered to the Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the date of the annual meeting. In the event we call a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder entitled to vote for the election of such director(s) at such meeting (and satisfying the requirements set forth above) may nominate a person or persons (as the case may be) for election to such position(s) as are specified in our notice of such meeting, but only if the stockholder notice is delivered to the Secretary at our principal executive office no later than the close of business on the tenth (10th) day following the day on which notice of such special meeting was given.
To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, judgment, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (ii) as to the person submitting the nomination notice and any person acting in concert with such person, (x) the name and business address of such persons, (y) the name and address of such persons and as they appear on the Company’s books (if they so appear) and (z) the class and number of shares of the Company which are beneficially owned by such persons. Such notice must also be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
The Nominating and Corporate Governance Committee does not employ a specific policy, practice or formula for evaluating candidates to the Board of Directors recommended by stockholders and expects to use a similar process to evaluate candidates to the Board of Directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Pursuant to the Management Agreement, we pay our Manager the management fee and other amounts described in “Certain Relationships and Related Transactions—Management Agreement.” For the year ended December 31, 2018, we paid our Manager an aggregate of $8.7 million in management fees and $1.3 million in expense reimbursements.
Because the Management Agreement provides that our Manager is responsible for managing our affairs, our executive officers do not receive cash compensation from us for serving as our executive officers. Our Manager currently employs and compensates each of our executive officers and all other personnel working on the Company's affairs. Under the terms of the Management Agreement, we reimburse our Manager for the compensation and related expenses for the Chief Financial Officer and supporting finance and accounting personnel.
We have adopted two equity incentive plans pursuant to which we may make awards based on our common stock to: (1) our Manager and its affiliates, (2) employees of our Manager and its affiliates who provide services to us, including, but not limited to, our current executive officers, (3) any executive officers that we may directly employ now or in the future, and (4) our independent directors, none of whom are employed by or affiliated with our Manager or any of its affiliates. These awards will be made to encourage the efforts of our Manager and these individuals toward our continued success, long‑term growth and profitability and to attract, reward and to retain key personnel. See “Equity Incentive Plans” below for a detailed description of our equity incentive plans.
Overview of our Manager’s Compensation Program and Philosophy

As discussed elsewhere in this Proxy Statement, the Company has no employees and all of its executive officers are employed by our Manager. The compensation expenses of our executive officers are paid by the Manager and not by the Company with the exception that the Company reimburses our Manager for the compensation expenses of our Chief Financial Officer. Our Manager makes all decisions relating to the compensation of the Company’s executive officers based on its overall compensation program and philosophy. However, our Manager consults with the members of the Compensation Committee on an annual basis concerning the incentive compensation to be paid to key members of the Company’s management team, including our Chief Financial Officer and, this year, our interim Co-Chief Investment Officers appointed in January 2019, who lead the portfolio management team managing our portfolio.

Core Compensation Philosophy
The compensation philosophy and process of our Manager are deeply grounded in our Manager’s mission and core values. In compensation matters, our Manager takes a highly integrated global approach and strives to emphasize its core values of integrity, mutual respect, personal responsibility and teamwork. Most importantly, our Manager’s compensation structure is designed to ensure that the interests of the Manager’s employees are aligned with the interests of the Company and the Manager's other clients. Our Manager’s investment professionals, including our interim Co-Chief Investment Officers, operate in a team environment and are therefore compensated according to the team’s total contributions to our Manager rather than individually. Our Manager’s compensation structure has been tailored to include elements of investment performance over relevant time periods and client service, among other factors.
Another aspect of our Manager’s compensation philosophy is that employee relationships should have a long-term emphasis in order to mirror the relationships the Manager seeks to maintain with its clients. Employees are encouraged to build long-term careers at our Manager. Those who are successful in building long term value with the Manager’s clients, including the Company, have seen their total compensation increase over time.
For portfolio managers, including our interim Co-Chief Investment Officers, the formal review process also includes a thorough review of the portfolios they were assigned to lead or with which they were otherwise involved and includes not only investment performance, but maintaining a detailed knowledge of client portfolio objectives and guidelines, monitoring of risks and performance for adherence to these parameters, execution of asset allocation consistent with current Manager and portfolio strategy and communication with clients. In reviewing investment performance, one, three and five-year annualized returns are measured against appropriate market peer groups and, where applicable, to each portfolio’s benchmark index. Our Manager’s risk management department also provides input on key elements of the scorecards that are used for portfolio managers' compensation reviews, including with respect to information ratio, dispersion and tracking error, which allows for performance-based compensation to be risk adjusted. Ultimately, the compensation of our Manager’s portfolio managers is driven by the performance of our Manager’s entire investment team in line with our Manager’s investment management approach. The compensation focus on team achievement is designed to minimize conflicts of interest and ensure that our Manager’s investment management staff do not have an incentive to favor certain accounts over others.

Focus on Total Compensation

Our Manager seeks to reward its employees through total compensation, which consists of benefits, base salary and incentive compensation. Our Manager’s compensation philosophy is that total compensation for high-performing employees should be highly competitive in the investment management industry through performance based bonus awards and market competitive salaries. The goal is to pay base salaries that are competitive with market averages and bonuses and total compensation that are above market averages for high performers.

The intended results of this strategy are:

•	Greater emphasis on performance rewards; and

•	More upside potential and above-average total compensation for high performers.

Complementing this philosophy is the strong belief that performance rewards and salaries should be distinct and separate components of the total compensation package:

•	Performance pay should be reserved for bonuses; and

•	Salaries should reflect the fair market value of core job responsibilities, without regard to job performance.

Our Manager’s incentive plan is discretionary. Our Manager does not pay bonuses determined by mechanical formulas of revenues, profits or performance of certain products, although it may take these factors into account as part of its overall review. Longer term performance is a key component of our Manager's incentive policy. For example, as discussed above, our Manager’s investment professionals have the results of certain quantitative aspects of their role presented in the form of a balanced scorecard. The balanced scorecards for investment professionals contain measures including one, three and five-year investment performance versus the applicable benchmark and appropriate peer group, portfolio dispersion and tracking error over the same time periods, client relationship activity (meetings, presentations, etc.) and the financial performance of our Manager for the year. In addition, adherence to compliance, risk and operational requirements is an explicit part of our Manager’s compensation analysis. Extensive market analysis is conducted each year in order to assess competitive compensation levels based upon performance, skills, prominence in the market and business results. This analysis is used to gauge appropriate compensation levels based upon the sum of the employee’s performance rather than focusing on individual components of performance or compensation.

Deferral of Compensation
Our Manager has longstanding deferral arrangements in place that are intended to deepen the alignment of its employees to its longer term goals. In broad terms, the primary deferral arrangements are as follows:

•	More senior staff, which includes all of the Company’s executive officers, are subject to a deferral.

•	The deferred portion averages between 20-25% of the employee’s bonus and vests ratably over four years.

•
The deferred portion of the bonus is awarded in the form of deferred cash and/or restricted stock of our Manager’s parent company or restricted shares of Company stock held by our Manager. The split between deferred cash and restricted stock is made at the discretion of our Manager’s compensation committee. Recipients may allocate their deferred cash award among a menu of predetermined funds that include funds managed by our Manager and funds affiliated with our Manager’s parent company.

•	Employees must remain employed and in good standing at our Manager to receive the deferred awards as they vest.

For bonus payments made in 2018, a portion of deferred compensation provided by our Manager for all the then-current executive officers was in the form of restricted shares of Company stock previously owned by the Manager. These shares are subject to ratable vesting over four years.

Estimated Allocation

To provide context for our executive officers’ compensation in relation to our management fee, we provide an estimate of aggregate compensation of our executive officers for 2018 that may be reasonably associated with their time and efforts on behalf of the Company based on a combination of a comparison of the assets of the Company to aggregate assets of products and accounts the executive officers managed or were associated with and a qualitative evaluation of the scope of depth of work done for the Company. Compensation for the Chief Financial Officer, which is paid for by the Company by reimbursing our Manager, is included in our estimate in its entirety. From time to time the Manager may specially accelerate compensation into or defer compensation with respect to a year. For purposes of our estimate, these amounts are allocated to the year they originally related and not to the year paid.

Based on this methodology, the estimated total compensation of our executive officers reasonably associated with the work on behalf of the Company is $2.7 million, which represents 31% of the sum of the management fee paid by the Company to our Manager and the expense reimbursement paid by the Company to our Manager for compensation paid to the Chief Financial Officer for 2018. Of this total compensation of our executive officers reasonably associated with their work on behalf of the Company, 19% was paid in fixed compensation and 81% as variable or incentive-based compensation. In addition to our executive officers, there are numerous additional employees of the Manager who work on matters relating to the Company and whose compensation is not included in the figures above.

Chief Financial Officer Compensation
Ms. Meyer is our Chief Financial Officer and is fully assigned and dedicated to providing services to us. We reimburse the Manager for her compensation.
2018 Summary Compensation Table
The following table sets forth Ms. Meyer's summary compensation (paid by the Manager and reimbursed by us) for the fiscal years ended December 31, 2018, December 31, 2017 and December 31, 2016.

Name and Principal Position	Year	Salary		Bonus		Stock Awards		All Other Compensation		Total
Lisa Meyer (Chief Financial Officer and Treasurer)	2018	$300,000		*	(1)	$—	(2)	$37,287	(3)	*(1)
	2017	$300,000		$449,360	(4)	$—	(2)	$40,779	(5)	$790,139
	2016	$167,308	(6)	$410,040	(7)	$—	(2)	$47,119	(8)	$624,467

(1)
As of April 24, 2019, Ms. Meyer's cash bonus for 2018 was not yet determined. It is expected to be determined by May 15, 2019, and will be disclosed in a filing by the Company under Item 5.02(f) of Form 8-K within four business days of such determination.

(2)	No shares were awarded to Ms. Meyer pursuant to the Company's or the Manager's equity plans in 2016, 2017 or 2018.

(3)
Includes (i) $13,750 in matching contributions to our Manager’s 401(k) plan, (ii) $3,420 in life insurance premiums paid on behalf of Ms. Meyer, (iii) $17,805 in medical benefits paid on behalf of Ms. Meyer and (iv) $2,312 in other miscellaneous expenses.

(4)
Represents a bonus consisting of $392,000 in cash and $57,360 in deferred cash under the Manager's deferred compensation plan. This amount does not include restricted shares of the Company's common stock that were previously owned by the Manager and awarded to Ms. Meyer under its deferred compensation plan. Such restricted shares had a grant date value of $40,640 and will vest in one quarter increments on April 30 of each of 2019, 2020, 2021 and 2022.

(5) Includes (i) $13,500 in matching contributions to our Manager's 401(k) plan, (ii) $2,328 in life insurance premiums paid on behalf of Ms. Meyer, (iii) $18,475 in medical benefits paid on behalf of Ms. Meyer and (iv) $6,476 in other miscellaneous expenses.

(6) Ms. Meyer became an employee of our Manager on June 6, 2016. Accordingly, with respect to the fiscal year ended December 31, 2016, the table reflects her compensation from June 6, 2016 through December 31, 2016.

(7) Represents a bonus consisting of $360,000 in cash and $50,040 in deferred cash under the Manager's deferred compensation plan. This amount does not include restricted shares of the Company's common stock that were previously owned by the Manager and awarded to Ms. Meyer under its deferred compensation plan. Such restricted shares had a grant date value of $39,960. One quarter of the restricted shares vested on April 30, 2018 and the remaining restricted shares will continue vesting in one quarter increments on April 30 of each of 2019, 2020 and 2021.

(8) Includes (i) $6,472 in matching contributions to our Manager's 401(k) plan, (ii) $1,080 in life insurance premiums paid on behalf of Ms. Meyer, (iii) $10,812 in medical benefits paid on behalf of Ms. Meyer and (iv) $28,755 in relocation expenses.

Narrative Disclosure to Summary Compensation Table

Ms. Meyer is entitled to a base salary and customary employee benefits and has the potential to earn a discretionary annual cash bonus based on the Manager's determination of her performance. All of these amounts are paid by our Manager and reimbursed by us. To date, Ms. Meyer has not received equity compensation awards from us under any of our Equity Incentive Plans (although she has received restricted shares of the Company owned by the Manager as part of her compensation from the Manager, as noted above). If in the future Ms. Meyer is granted an equity compensation award under one of our Equity Incentive Plans and her employment with the Manager terminates for any reason prior to the date on which any shares under such Equity Incentive Plan become vested, any unvested shares would be immediately forfeited. In addition, with respect to any such awards she may receive in the future, Ms. Meyer would be entitled to receive dividends and distributions that become payable on the awarded shares during the restricted period. Cash dividends would be paid on all outstanding shares of restricted stock at the same rate as is paid to all stockholders.

Outstanding Equity Awards at 2018 Fiscal Year End
The following table sets forth information concerning unvested shares of restricted stock held by each of our Chairman of the Board and executive officers as of December 31, 2018.

Name and Principal Position	Number of Shares or units of stock that have not vested (#)(1)		Market value of shares or units of stock that have not vested ($)(2)
James W. Hirschmann III	17,500	(3)	$145,950
Jennifer W. Murphy	13,125	(4)	$109,463
Lisa Meyer	7,000	(5)	$58,380
Elliott Neumayer	1,750	(6)	$14,595

(1)
Represents the number of shares of restricted stock of the Company that were previously owned by our Manager and awarded to our Chairman of the Board and executive officers under our Manager's deferred compensation plan.

(2)	Market value is determined by multiplying the total number of shares awarded that have not vested by $8.34, the closing price of a share of our common stock on the NYSE on December 31, 2018.

(3)	15,000 restricted shares will vest in one-third increments on April 30 of each of 2019, 2020 and 2021, and 2,500 shares will vest on April 30, 2022.

(4)	11,250 restricted shares will vest in one-third increments on April 30 of each of 2019, 2020 and 2021, and 1,875 shares will vest on April 30, 2022

(5)	6,000 restricted shares will vest in one-third increments on April 30 of each of 2019, 2020 and 2021, and 1,000 shares will vest on April 30, 2022.

(6)	1,500 restricted shares will vest in one-third increments on April 30 of each of 2019, 2020 and 2021, and 250 shares will vest on April 30, 2022.

Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee during 2018 served as an officer, former officer or employee of ours or had a relationship required to be disclosed under “Certain Transactions with Related Persons.” Further, during 2018, none of our executive officers served as: (i) a member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation Committee; or (ii) a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation Committee.
Equity Incentive Plans
We have adopted two equity incentive plans under which our employees, directors and officers and our Manager and its employees, respectively, are eligible to receive common stock‑based awards. The aggregate number of shares that may be made subject to awards under these equity incentive plans is equal to 3.0% of the total number of issued and outstanding shares of our common stock (on a fully diluted basis) at the time of each award (other than any shares issued or subject to awards made pursuant to one of our equity incentive plans). The number of shares of common stock reserved for issuance under our equity incentive plans as of April 15, 2019 was 669,636 shares.

Equity Plan
On May 9, 2012, we adopted the Western Asset Mortgage Capital Corporation Equity Plan (the "Equity Plan"), which provides for the issuance of equity‑based awards, including incentive stock options and non‑qualified stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock to our directors and officers. Incentive stock options may be granted only to our employees. Shares of common stock issued to our independent directors in respect of their annual fees paid in restricted stock are issued under this plan.
The Equity Plan is administered by our Board, which has delegated its authority as plan administrator to the Compensation Committee. The plan administrator has the full authority to: (1) grant awards; (2) determine the persons to whom and the time or times at which awards will be granted; (3) determine the type and number of awards to be granted, the number of shares of common stock to which an award may relate and the terms, conditions, restrictions and performance criteria relating to any award; (4) determine whether, to what extent, and under what circumstances an award may be settled, canceled, forfeited, exchanged, or surrendered; (5) make adjustments in the terms and conditions of awards; (6) construe and interpret the Equity Plan and any award; (7) prescribe, amend and rescind rules and regulations relating to the Equity Plan; (8) determine the terms and provisions of the award agreements; and (9) make all other determinations deemed necessary or advisable for the administration of the Equity Plan. In connection with this authority, the plan administrator may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under the Equity Plan without first obtaining the consent of our stockholders.
The maximum number of shares that may be made subject to awards under the Equity Plan is equal to 3.0% of the number of shares of our common stock (on a fully diluted basis) at the time of each award (other than any shares issued or subject to awards made pursuant to one of our equity incentive plans), less any shares of common stock issued or subject to awards granted under the Western Asset Mortgage Capital Corporation Manager Equity Plan (the "Manager Equity Plan"). All shares of common stock reserved for issuance under the Equity Plan may be made subject to awards of incentive stock options. If any shares subject to an award granted under the Equity Plan are forfeited, canceled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, or if shares of our common stock are surrendered or withheld by us as payment of either the exercise price of an award and/or withholding taxes in respect of an award, the shares of common stock with respect to such award will again be available for awards under the Equity Plan. Upon the exercise of any award granted in tandem with any other award, the related award will be canceled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for awards under the Equity Plan.
In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin‑off, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Equity Plan, then the plan administrator will make equitable changes or adjustments to: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, base price or purchase price relating to any award; and (iv) the performance criteria, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our common stock).
Each stock option and stock appreciation right granted under the Equity Plan will have a term of no longer than 10 years, and will have an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award. No stock option and stock appreciation right may be exercised unless: (1) the participant is then providing services to us and (2) the participant has continuously maintained such relationship since the date of grant; provided, that the award agreement may contain provisions extending the exercisability of stock options or stock appreciation rights, in the event of specified terminations of service, to a date not later than the expiration date of such stock option or stock appreciation right. The exercise price for stock options may generally be paid in cash or by an exchange of common stock previously owned by the participant, through a “broker cashless exercise” procedure approved by the plan administrator or a combination of the above, in any case in an amount having a combined value equal to such exercise price. Payment of a stock appreciation right may be made in cash, stock or property. The other terms of stock options and stock appreciation rights granted by us under the Equity Plan will be determined by the plan administrator. Stock appreciation rights may be granted alone or in tandem with another award.

The plan administrator determines the terms and conditions of each grant of restricted stock or restricted stock units under the Equity Plan. Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that are subject to the award. Unless otherwise determined by the plan administrator, holders of restricted stock will have all of the rights of a stockholder including, without limitation, the right to vote restricted stock and the right to receive dividends and distributions thereon. Unless otherwise determined by the plan administrator, (1) dividends and distributions paid on awards of restricted stock will be paid at the dividend or distribution payment date, provided that such payments may be deferred to such date as determined by the plan administrator, and in any event will be payable in cash or in shares of common stock having a fair market value equal to the amount of such dividends and distributions and (2) common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend or distribution, will be subject to restrictions and a risk of forfeiture to the same extent as the awards of restricted stock to which such dividend or distribution relates. The plan administrator is authorized to grant to holders of restricted stock units the right to receive dividend equivalents and distribution equivalents for the period prior to settlement of the restricted stock unit. Dividend equivalents or distribution equivalents may be paid currently or credited to an account for the holder of restricted stock units, may be settled in cash or common stock, and may be subject to such conditions, restrictions and contingencies as the plan administrator may establish. Unless otherwise determined by the plan administrator, any such dividend equivalents or distribution equivalents will be paid or credited, as applicable, on the dividend or distribution payment date to the holders of restricted stock units as though each such restricted stock unit were a share of outstanding common stock. Upon termination of service to us during the applicable restriction period, awards of restricted stock and restricted stock units and any accrued but unpaid dividends or distributions or, in the case of restricted stock units, dividend equivalents and distribution equivalents, that are then subject to restrictions will be forfeited; provided, that the plan administrator may provide or may determine in any individual case, that restrictions or forfeiture conditions relating to awards of restricted stock and restricted stock units will be waived in whole or in part in the event of a termination.
The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock‑based awards to eligible participants, the terms and conditions of which will be determined by the plan administrator at the time of grant.
The Equity Plan automatically expires on May 9, 2022. Our Board may terminate, amend, modify or suspend the Equity Plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under the Equity Plan at any time. No amendment or termination of the Equity Plan or any outstanding award may adversely affect any of the rights of an award holder without the holder’s consent.
Manager Equity Plan
On May 9, 2012, we adopted the Manager Equity Plan, which provides for the issuance of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock to our Manager, employees of our Manager and affiliates of our Manager, who may or may not be eligible to be granted awards under our Equity Plan, or entities owned by our Manager, its executives and employees.
The Manager Equity Plan is administered by our Board, which has delegated its authority as plan administrator to the Compensation Committee. The plan administrator has the full authority to: (1) grant awards; (2) determine the persons to whom and the time or times at which awards will be granted; (3) determine the type and number of awards to be granted, the number of shares of common stock to which an award may relate and the terms, conditions, restrictions and performance criteria relating to any award; (4) determine whether, to what extent, and under what circumstances an award may be settled, canceled, forfeited, exchanged, or surrendered; (5) make adjustments in the terms and conditions of awards; (6) construe and interpret the Manager Equity Plan and any award; (7) prescribe, amend and rescind rules and regulations relating to the Manager Equity Plan; (8) determine the terms and provisions of the award agreements; and (9) make all other determinations deemed necessary or advisable for the administration of the Manager Equity Plan. In connection with this authority, the plan administrator may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse.
Our Manager may make awards to its directors, officers, employees, advisors or consultants, or those of its affiliates, which are in the form of or based on the shares of our common stock acquired by our Manager under the Manager Equity Plan, in which case, our Manager will make all determinations concerning the eligible persons who may receive such awards, which form the awards will take, and the terms and conditions of the awards.
Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under the Manager Equity Plan without first obtaining the consent of our stockholders.

The maximum number of shares that may be made subject to awards under the Manager Equity Plan is equal to 3.0% of the number of shares of our common stock (on a fully diluted basis) at the time of each award (other than any shares issued or subject to awards made pursuant to one of our equity incentive plans), less any shares of common stock issued or subject to awards granted under our Equity Plan. All shares of common stock reserved for issuance under the Manager Equity Plan may be made subject to awards of incentive stock options. If any shares subject to an award granted under the Manager Equity Plan are forfeited, canceled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to our Manager, or if shares of our common stock are surrendered or withheld by us as payment of the exercise price of an award, the shares of common stock with respect to such award will again be available for awards under the Manager Equity Plan. Upon the exercise of any award granted in tandem with any other award, the related award will be canceled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for award under the Manager Equity Plan.
In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin‑off, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Manager Equity Plan, then the plan administrator will make equitable changes or adjustments to: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, base price or purchase price relating to any award; and (iv) the performance criteria, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our common stock).
Each stock option and stock appreciation right granted under the Manager Equity Plan will have a term of no longer than 10 years, and will have an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award. The exercise price for stock options may generally be paid in cash or by an exchange of common stock previously owned by the participant, through a “broker cashless exercise” procedure approved by the plan administrator or a combination of the above, in any case in an amount having a combined value equal to such exercise price. Payment of a stock appreciation right may be made in cash, stock or property. The other terms of stock options and stock appreciation rights granted under the Manager Equity Plan will be determined by the plan administrator. Stock appreciation rights may be granted alone or in tandem with another award.
The plan administrator determines the terms and conditions of each grant of restricted stock or restricted stock units under the Manager Equity Plan. Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that are subject to the award. Unless otherwise determined by the plan administrator, holders of restricted stock will have all of the rights of a stockholder including, without limitation, the right to vote restricted stock and the right to receive dividends and distributions thereon. Unless otherwise determined by the plan administrator, (1) dividends and distributions paid on awards of restricted stock will be paid at the dividend or distribution payment date, provided that such payments may be deferred to such date as determined by the plan administrator, and in any event will be payable in cash or in shares of common stock having a fair market value equal to the amount of such dividends and distributions and (2) common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend or distribution, will be subject to restrictions and a risk of forfeiture to the same extent as the awards of restricted stock to which such dividend or distribution relates. The plan administrator is authorized to grant to holders of restricted stock units the right to receive dividend equivalents and distribution equivalents for the period prior to settlement of the restricted stock unit. Dividend equivalents or distribution equivalents may be paid currently or credited to an account for the holder of restricted stock units, may be settled in cash or common stock, and may be subject to such conditions, restrictions and contingencies as the plan administrator may establish. Unless otherwise determined by the plan administrator, any such dividend equivalents or distribution equivalents will be paid or credited, as applicable, on the dividend or distribution payment date to the holders of restricted stock units as though each such restricted stock unit were a share of outstanding common stock.
The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock‑based awards to eligible participants, the terms and conditions of which will be determined by the plan administrator at the time of grant.
If the Management Agreement: (1) is terminated by us for cause or (2) expires following our Manager’s issuance of a termination notice for a termination without cause (as described herein under “Certain Relationships and Related Transactions—Management Agreement”), all unvested awards then held by our Manager and all accrued and unpaid dividends or dividend equivalents related to such awards will be immediately canceled and forfeited without consideration. If the Management Agreement expires or is terminated for any other reason, any award then held by our Manager that was not previously vested will become fully vested and/or payable, and any performance conditions imposed with respect to such award will be deemed to be fully achieved. Unless otherwise determined by the plan administrator, all unvested awards then held by a holder who is not our Manager and who ceases to provide services to our Manager will be immediately canceled and forfeited without consideration. The terms of award agreements will set forth the terms under which a stock option or stock appreciation right may remain exercisable following such a termination of service with our Manager.
The Manager Equity Plan automatically expires on the May 9, 2022. Our Board may terminate, amend, modify or suspend the Manager Equity Plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under the Manager Equity Plan at any time. No amendment or termination of the Manager Equity Plan or any outstanding award may adversely affect any of the rights of an award holder without the holder’s consent.
On March 28, 2019, in recognition of our financial performance during 2018, we issued to our Manager 108,000 shares of restricted stock pursuant to the Manager Equity Plan. The shares will vest in one-third increments on March 28 of each of 2020, 2021 and 2022.
Equity Compensation Plan Information
In the following table is information about our common stock that may be issued upon exercise of options, warrants and rights under all of our existing equity compensation plans and arrangements as of December 31, 2018, including our Equity Plan and Manager Equity Plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted‑average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance
Equity compensation plans approved by security holders	—	N/A	669,636	(1)
Equity compensation plans not approved by security holders	—	N/A	—
Total	—	N/A	669,636	(2)

(1)
Reflects the aggregate number of shares of common stock available for future issuance under the Equity Plan and the Manager Equity Plan. The maximum aggregate number of shares available under both plans, as stated above, is equal to 3.0% of the total number of issued and outstanding shares of our common stock (on a fully diluted basis) at the time of each award (other than any shares issued or subject to awards made pursuant to one of our equity incentive plans).

(2)
Does not include 108,000 shares of restricted stock that were issued to our Manager on March 28, 2019 pursuant to the Manager Equity Plan. Such shares will vest in one-third increments on March 28 of each of 2020, 2021 and 2022.

Compensation of Directors
Executive Directors
A member of our Board who is also an employee of our Manager or any of our or its affiliates is referred to as an executive director. Executive directors do not receive cash compensation for serving on our Board. However, we may grant equity incentive awards to executive directors pursuant to one of our equity incentive plans. The purpose of any such grants will be to encourage their respective individual efforts toward our continued success, long‑term growth and profitability and to reward and retain them.
Independent Directors
A member of our Board who is not an executive director is referred to as an independent director. At its February 2018 meeting, the Compensation Committee reviewed the compensation of independent board members in the mortgage REIT industry against the compensation being paid to the Company’s independent directors. The study indicated that the Company’s director compensation levels (last adjusted in 2015) were relatively low as compared to industry levels, especially as to equity awards and compensation for a lead independent director and chair of the Audit Committee, even adjusting for size of the enterprise. Accordingly, the Compensation Committee and the Board approved increasing the compensation of the Company's independent directors effective April 1, 2018. The revised compensation levels now in effect provide that each independent director receives (i) an annual cash retainer of $70,000 (previously $60,000), paid in quarterly installments in arrears, and (ii) a grant of $70,000 (previously $40,000) of restricted stock units of our common stock on the date of our annual stockholders’ meeting with the units vesting on the first anniversary of the date of grant, subject to the grantee’s continuing service on our

Board on the date of vesting. In addition, the chair of our Audit Committee receives an annual cash retainer of $20,000 (previously $15,000), paid in quarterly installments in arrears, the chairs of our Compensation Committee, our Nominating and Corporate Governance Committee and our Risk Committee each receive an annual cash retainer of $10,000 (unchanged from 2017), paid in quarterly installments in arrears, and our Lead Independent Director receives an annual cash retainer of $25,000 (previously $15,000), paid in quarterly installments in arrears. For the year ended December 31, 2018, the independent directors received cash compensation at the older rates for the first quarter and at the new rates for the following three quarters. By its terms the annual stock grant was made at the newly approved level in June 2018.
We also reimburse our directors for reasonable out‑of‑pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance at full Board and Board committee meetings. Any new independent director who joins our Board in the future may be granted restricted shares of our common stock that will vest in full on the first anniversary of the grant date, provided that such director continues to serve on our Board as of the applicable vesting date.

The Company established the Director Deferred Fee Plan in November 2012. This Plan permits eligible members of our Board to defer the issuance of their stock awards and/or restricted stock units and, therefore, the payment of any tax liability until the deferral is terminated by the director.
Director Compensation Table Year Ended December 31, 2018

The following table provides information regarding compensation paid to each of our directors for the year ended December 31, 2018. As executive directors, Mr. Hirschmann and Ms. Murphy did not receive cash fees or stock awards for their service as directors in 2018 and therefore have been excluded from the table.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Edward D. Fox	$75,000	$70,000	$145,000
Ranjit M. Kripalani	$70,000	$70,000	$140,000
M. Christian Mitchell	$102,500	$70,000	$172,500
Richard W. Roll	$75,000	$70,000	$145,000

(1)
Represents the grant date fair value of restricted stock units granted in 2018, determined in accordance with FASB ASC Topic 718. See notes 2 and 10 to our audited financial statements included in the Western Asset Mortgage Capital Corporation 2018 Annual Report on Form 10-K for the assumptions we used in valuing and expensing these awards in accordance with FASB ASC 718.

The number of restricted stock units (RSUs) granted are set forth below. Under the Company’s Director Deferred Fee Plan, directors are entitled to receive dividend payments in kind.

Name	Number of RSUs Granted (#)
Edward D. Fox	6,476
Ranjit M. Kripalani	6,476
M. Christian Mitchell	6,476
Richard W. Roll	6,476

All restricted stock units granted to the directors were deferred under the Company’s Director Deferred Fee Plan.
All restricted stock units were restricted as of the grant date and December 31, 2018. The restricted stock units granted to each of the directors vest in full on June 7, 2019, in each case provided that such director continues to serve on our Board as of such date. The directors are entitled to receive dividends and distributions that become payable on the restricted stock units during the restricted period. If the director’s services to us terminate for any reason prior to the date on which the restricted stock units vest, any unvested restricted stock units will be immediately forfeited, except that if the director’s service is terminated other than for Cause (as defined in the Equity Plan) or because such director retires, dies or becomes disabled, any then unvested restricted stock units will become immediately vested.

The number of restricted stock units (RSUs) still subject to vesting at December 31, 2018 and the market value of such restricted stock units at such date are listed in the table below.

Name	Number of RSUs That Have Not Yet Vested	Market Value of RSUs That Have Not Yet Vested
Edward D. Fox	6,476	$54,010
Ranjit M. Kripalani	6,476	$54,010
M. Christian Mitchell	6,476	$54,010
Richard W. Roll	6,476	$54,010

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the 2018 Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management.
Based on this review and their discussions, the Compensation Committee has recommended to the Board of Directors that the 2018 Compensation Discussion and Analysis be included in the Proxy Statement for the 2019 Annual Meeting of Stockholders to be filed with the SEC.

Date: April 24, 2019	Respectfully submitted,

Richard W. Roll, Chairman
Edward D. Fox
Ranjit M. Kripalani
M. Christian Mitchell

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Management Agreement
Under our management agreement (the “Management Agreement”) with our Manager, our Manager is responsible for the implementation of our business strategy and performs certain services for us, subject to oversight by our Board. Our Manager is responsible for, among other duties: (1) performing all of our day‑to‑day functions; (2) determining investment criteria in conjunction with our Board; (3) sourcing, analyzing and executing investments, asset sales and financings; (4) performing asset management duties; and (5) performing financial and accounting management.
The Management Agreement is subject to automatic one-year renewal terms as of May 15 in each year unless previously terminated in accordance with the Management Agreement. Our independent directors review our Manager’s performance annually and the Management Agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors based upon: (1) our Manager’s unsatisfactory performance that is materially detrimental to us or (2) our determination that any fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two‑thirds of our independent directors. We are required to provide our Manager with 180 days prior notice of such termination. As no notice of termination has been delivered by either the Company or the Manager, the current renewal term of the Management Agreement will end on May 15, 2020 unless automatically renewed as discussed above.
Upon such a termination, we are required to pay our Manager a termination fee as described in the table below. We may also terminate the Management Agreement at any time, with 30 days prior notice from our Board, without payment of a termination fee, for cause, as defined in the Management Agreement. Our Manager may terminate the Management Agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case we are not required to pay a termination fee. Our Manager may also decline to renew the Management Agreement by providing us with 180 days written notice, in which case we are not required to pay a termination fee.
The following table summarizes the fees and expense reimbursements that we pay to our Manager pursuant to the Management Agreement.

Type	Description	Payment
Management Fee	Our Manager is entitled to a management fee equal to 1.5% per annum, calculated and payable quarterly in arrears, of our stockholders’ equity.	Quarterly in cash.

For purposes of calculating the management fee, our “stockholders’ equity” means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings, calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), at the end of the most recently completed fiscal quarter (without taking into account any non‑cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our shares of common stock, excluding any unrealized gains, losses or other noncash items that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with U.S. GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, and excluding onetime events pursuant to changes in U.S. GAAP and certain other non‑cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. However, if our stockholders’ equity for any given quarter is negative based on the calculation described above, our Manager will not be entitled to receive any management fee for that quarter. Notwithstanding the foregoing, for all fiscal quarters beginning on and following January 1, 2016, stockholders' equity was or will be reduced by the amount of any other-than-temporary-impairment recognized by the Company during such fiscal quarter.

Expense Reimbursement
Reimbursement of operating expenses related to us incurred by our Manager, including legal, accounting, due diligence and other services. We do not reimburse our Manager or its affiliates for the salaries and other compensation of their personnel, except for the compensation and related expenses of our Chief Financial Officer and related financial and accounting staff.
Monthly in cash.
Termination Fee
Termination fee equal to three times the average annual management fee earned by our Manager during the prior 24‑month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter prior to such termination.
Upon termination of the Management Agreement by us without cause or by our Manager if we materially breach the Management Agreement.

Our Chief Executive Officer, our interim Co-Chief Investment Officers and our Chief Operating Officer also serve as officers and employees of our Manager. In addition, another of our directors, James W. Hirschmann III, also serves as an officer and employee of our Manager. As a result, the Management Agreement between us and our Manager was negotiated between related parties, and the terms, including fees and other payments payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.
Related Party Transaction Policies
To avoid any actual or perceived conflicts of interest with our Manager, the Management Agreement provides that: (i) an investment in any security structured or managed by our Manager or (ii) the acquisition of any security structured or issued by an entity managed by our Manager or any of its affiliates or the purchase or sale of any asset from or to an entity managed by our Manager or any of its affiliates requires the proper approval of our Board, including a majority of our independent directors.
Our Board has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we are or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person needs to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary then assesses and promptly communicates that information to the Compensation Committee. Based on its consideration of all of the relevant facts and circumstances, the Compensation Committee decides whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre‑approved under this policy, the transaction is referred to the Compensation Committee which evaluates all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.
Registration Rights Agreement
On May 15, 2012, we completed two private placements in which we sold (i) an aggregate of 2,231,787 of our units (consisting of 2,231,787 shares of our common stock and warrants to purchase 1,115,894 shares of our common stock) to certain institutional accredited investors and (ii) 46,043 shares of our common stock to our Manager’s deferred compensation plan. We also entered into a registration rights agreement with the purchasers of our units in the institutional private placement, the trustee of our Manager’s deferred compensation plan and our Manager. Pursuant to this agreement, we agreed to register the resale of the following shares of common stock: (i) the 3,347,681 shares of common stock either issued as part of the units or underlying the component warrants, (ii) the 46,043 shares of common stock sold to our Manager’s deferred compensation plan, (iii) any shares of common stock granted to our Manager under the Manager Equity Plan (an aggregate of 658,000 shares to date) and (iv) any other shares of common stock sold to our Manager (650,000 shares to date) (collectively, the “registrable shares”). All holders of the registrable shares (other than our Manager) and their direct and indirect transferees have the right to demand that we cause their registrable shares to be registered for resale on a registration statement. The registration rights agreement also required us to file a “shelf registration statement” for the registrable shares as soon as practicable after we became eligible to use Form S‑3 and we must maintain the effectiveness of this shelf registration statement until all the registrable shares have been sold under the shelf registration statement or sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). On June 11, 2013, we filed a shelf registration statement on Form S‑3 for the resale of the 3,347,681 shares of common stock beneficially owned by the institutional investors referred to above. This registration statement was declared effective by the Commission on December 16, 2013. We may in the future file a shelf registration statement for the resale of the registrable shares owned by our Manager and its deferred compensation plan.
Limitations on liability and indemnification of officers and directors
Our amended and restated certificate of incorporation and amended and restated bylaws provide indemnification for our directors and officers to the fullest extent permitted by the Delaware General Corporate Laws, except that such directors and officers will not be indemnified to the extent that any such person has committed willful misfeasance, bad faith, gross negligence or reckless disregard involved in the conduct of such person’s duty to or for us. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable to the extent such director has committed willful misfeasance, bad faith, gross negligence or reckless disregard of such director’s duties involved in the conduct of the office of director.
We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Delaware law.
The above‑described limitation of liability and indemnification may be held not to be enforceable for violations of the federal securities laws of the United States.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of April 15, 2019, regarding the ownership of each class of our capital stock by:

•	each of our current directors and director nominees;

•	each of our executive officers;

•	each holder of 5% or more of each class of our capital stock; and

•	all of our directors and executive officers as a group.
In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•
all shares the investor has the right to acquire within 60 days of April 15, 2019 such as (i) shares of restricted common stock that are scheduled to vest within 60 days of such date and (ii) warrants that are currently exercisable, or will become exercisable within 60 days of such date.

Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 385 East Colorado Boulevard, Pasadena, California 91101.

Name and Address	Shares Owned	Percentage (1)
BlackRock, Inc.(2)	4,811,162	10.0%
UBS Group AG(3)	2,823,143	5.9%
Renaissance Technologies LLC(4)	2,699,100	5.6%
Western Asset Management Company(5)	1,301,793	2.7%
James W. Hirschmann III	52,910	*
Jennifer W. Murphy	65,000	*
Edward D. Fox	29,209	*
Ranjit M. Kripalani	18,602	*
M. Christian Mitchell	23,286	*
Richard W. Roll	23,286	*
Sean O. Johnson	1,097	*
Dennis J. McNamara	6,188
Lisa Meyer(6)	9,732	*
Elliott Neumayer	4,991	*
All directors and executive officers as a group (10 persons)	234,301	*

*	Less than 1%.

(1)	Applicable percentage ownership is based on 48,224,379 shares of common stock and unvested shares of restricted stock that were outstanding as of April 15, 2019.

(2)
Information obtained solely by reference to the Schedule 13G filed with the SEC on February 6, 2019 by BlackRock, Inc. Of the reported shares, BlackRock, Inc. reported that it had sole voting power over 4,697,384 of such shares and sole dispositive power over all of the reported shares. The address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
Information obtained solely by reference to the Schedule 13G filed with the SEC on February 15, 2019 by UBS Group AG. Of the reported shares, UBS Group AG reported that it had shared voting and dispositive power over all such shares on behalf of itself and its wholly owned subsidiaries: UBS AG London Branch, UBS Securities LLC and UBS Financial Services Inc. The address of UBS Group AG is Bahnhofstrasse 45, PO Box CH-8098, Switzerland.

(4)
Information obtained solely by reference to the Schedule 13G filed with the SEC on February 13, 2019 by Renaissance Technologies LLC. Of the reported shares, Renaissance Technologies LLC reported that it had sole voting and dispositive power over all such shares. The address of Renaissance Technologies LLC is 800 Third Avenue, New York, NY 10022.

(5)
The board of directors of Legg Mason, Inc. has investment control and dispositive power with respect to all securities held by Legg Mason, Inc. and its subsidiaries, including our Manager. The address of our Manager is 385 East Colorado Boulevard, Pasadena, California 91101.

(6)	Includes 9,232 shares held directly by Ms. Meyer and 500 shares held by her spouse.

REPORT OF THE AUDIT COMMITTEE
The following report of the Audit Committee, covering our fiscal year ended December 31, 2018, shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC, or the liabilities of Section 18 of the Exchange Act. Such Report shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.
In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 1301 “Communications with Audit Committees,” issued by the Public Company Oversight Board. The Audit Committee has received the written disclosures and letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee with regard to its oversight functions referred to below, the Audit Committee recommended to the board of directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2018, which was filed with the SEC on March 6, 2019.
The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors.

Date: April 24, 2019	Respectfully submitted,

M. Christian Mitchell, Chairman
Edward D. Fox
Ranjit M. Kripalani
Richard W. Roll

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board has approved the Company’s engagement of PricewaterhouseCoopers LLP as the Company’s independent auditors. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm for its fiscal years 2011 through 2018, though the Company did not commence operations until May 2012.
PricewaterhouseCoopers LLP was reappointed by the Board, on the recommendation of the Audit Committee, as the Company’s independent auditors for fiscal year 2019.
A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will be given an opportunity to make a statement and to respond to appropriate questions, if he or she desires to do so.
Audit Fees
The aggregate fees billed by PricewaterhouseCoopers LLP for the last two fiscal year audits of the annual financial statements and reviews of financial statements included in the Company’s Quarterly Reports on Form 10‑Q were $1,415,365 for 2018 and 1,498,250 for 2017.
Audit‑Related Fees
Audit‑related fees include accounting advisory services related to the accounting treatment of transactions or events, including acquisitions, and to the adoption of new accounting standards, as well as additional procedures related to accounting records performed to comply with regulatory reporting requirements. The aggregate audit‑related fees billed to the Company by PricewaterhouseCoopers LLP were $0 for 2018 and $0 for 2017.
Tax Fees
The aggregate fees billed by PricewaterhouseCoopers LLP for the last two fiscal years for preparation of income tax returns and tax consulting services were $309,891 for 2018 and $160,000 for 2017.
All Other Fees
The aggregate fees billed by PricewaterhouseCoopers LLP for the last two fiscal years for other services was $0 in 2018 and $0 in 2017.
The Audit Committee has reviewed the fee structure and believes that PricewaterhouseCoopers LLP has the independence necessary to act as the Company’s independent registered public accounting firm.
In accordance with the Audit Committee Charter, the Audit Committee reviews and pre-approves (i) all audit and permissible non-audit services (as described in our Audit Committee’s charter) to be provided to the Company and (ii) all permissible non-audit services to be provided by the Company’s independent registered public accountants to our Manager and any service providers controlling, controlled by or under common control with the Manager that provide ongoing services to the Company (“Covered Service Providers”) if the engagement relates directly to the operations and financial reporting of the Company. Pre-approval by the Audit Committee of any permissible non-audit services is not required, however, so long as (i) the aggregate amount of such services provided to the Company, the Manager and any Covered Service Providers constitutes not more than 5% of the total amount of revenues paid to the independent registered public accountants during the fiscal year in which the permissible non-audit services are provided to (a) the Company, (b) the Manager and (c) any Covered Service Providers during the fiscal year in which the services are provided that would have to be approved by the Audit Committee; (ii) the permissible non-audit services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee (or its delegate(s)) prior to the completion of the audit. In addition, the Audit Committee may implement policies and procedures by which services are approved other than by the full Audit Committee.
In accordance with Company policy, all fees for PricewaterhouseCoopers LLP were approved in advance by the Audit Committee or Board in 2017 and 2018.
While ratification by stockholders of this appointment is not required by law or the Company’s Certificate of Incorporation or Bylaws, management believes that such ratification is desirable. In the event this appointment is not ratified by an affirmative vote of stockholders holding a majority of the Company’s issued and outstanding common stock in attendance at the meeting, either in person or by proxy, the Board will consider that fact when it appoints its independent registered public accounting firm for the next fiscal year.

The Board recommends a vote for the ratification and approval of its selection of PricewaterhouseCoopers LLP at the 2019 Annual Meeting.

OTHER MATTERS
As of the date of this Proxy Statement, the Board does not intend to present any matter for action at the Annual Meeting, other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS
Pursuant to Rule 14a‑8 under the Exchange Act, in order to be eligible for inclusion in the proxy materials for the Company’s 2020 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received by the Secretary of the Company no later than December 25, 2019, which is not less than 120 days prior to April 24, 2020, the one-year anniversary of the date on which the mailing of this Proxy Statement is expected to commence. Stockholder proposals must be made in compliance with applicable legal requirements promulgated by the SEC and must be furnished to the Secretary of the Company by certified mail, return receipt requested.
If stockholders wish to submit proposals outside of the process of Rule 14a-8 under the Exchange Act, in order for such proposal to be considered “timely” for the purposes of Rule 14a‑4(c) under the Exchange Act, the proposal must be received by the Secretary of the Company no later than March 9, 2020, assuming that the Company’s 2020 Annual Meeting of Stockholders is held within 30 days of June 6, 2020. In addition, pursuant to the Company’s Bylaws, in order to be properly brought before the Company’s 2020 Annual Meeting of Stockholders, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to the Secretary of the Company at its principal executive offices not less than 60 nor more than 90 days prior to the date of such annual meeting.
ANNUAL REPORT
The Company, upon request, will furnish to record and beneficial holders of its common stock, free of charge, an additional copy of its Annual Report on Form 10‑K (including financial statements and schedules but without exhibits) for the year ended December 31, 2018. Copies of exhibits to the Form 10‑K also will be furnished upon request at the payment of a reasonable charge. All requests should be directed to Investor Relations for the Company care of Financial Profiles, Inc., 11601 Wilshire Blvd., Suite 1920, Los Angeles, CA 90025.
YOU ARE URGED TO SIGN AND RETURN YOUR PROXY PROMPTLY TO MAKE CERTAIN YOUR SHARES WILL BE VOTED AT THE 2019 ANNUAL MEETING. FOR YOUR CONVENIENCE, A RETURN ENVELOPE IS ENCLOSED.

BY ORDER OF THE BOARD

Charles A. Ruys de Perez, Secretary
Pasadena, California

April 24, 2019

ANNUAL MEETING OF STOCKHOLDERS OF

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

June 6, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630000000000000000 6 060619

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP, AS INDEPENDENT AUDITORS	☐	☐	☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

THIS PROXY IS SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
JUNE 6, 2019

The undersigned hereby appoints Charles A. Ruys de Perez, Adam C. E. Wright and Lisa Meyer, or any of them, as proxies, each with the power to appoint his or her substitutes, to represent, and vote all shares of common stock that the undersigned is entitled to vote on behalf of the undersigned as designated below at the Annual Meeting of Stockholders of Western Asset Mortgage Capital Corporation, to be held June 6, 2019, and any adjournments thereof, with all powers the undersigned would possess if personally present and voting at such meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, the Proxy will vote "FOR" Proposals 1 and 2.

(Continued and to be signed on the reverse side.)

1.1 14475